UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2005

Hillenbrand Industries, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Indiana	1-6651	35-1160484
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 State Route 46 East, Batesville, Indiana		47006-8835
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(812) 934-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2005, the Compensation and Management Development Committee (the "Compensation Committee") of the Board of Directors of Hillenbrand Industries, Inc. approved a policy, designated as the CEO Cash Award Policy, pursuant to which the Chief Executive Officer of Hillenbrand is authorized to grant discretionary cash awards to eligible employees in an aggregate amount of up to $250,000 annually, which amount may be subsequently adjusted by the Compensation Committee. Eligible employees are employees of Hillenbrand or any of its subsidiaries who are not members of Hillenbrand's Board of Directors and are not members of Hillenbrand's Operating Leadership Team. The Operating Leadership Team includes the Chief Executive Officer and other executive officers designated by the Chief Executive Officer from time to time. Executive officers who are not members of the Operating Leadership Team are eligible for awards under the policy. Aggregate annual awards under the policy to any one eligible employee may not exceed ten percent of the total amount available annually for awards to all employees. Awards not granted from the CEO Cash Award Policy by the Chief Executive Officer in any fiscal year shall not carryover to any subsequent fiscal year.

Also on November 30, 2005, the Compensation Committee approved gross-up payments to Rolf A. Classon, Hillenbrand's Interim President and Chief Executive Officer, for income tax liability related to certain use by Mr. Classon of Hillenbrand's aircraft. Hillenbrand's arrangements with Mr. Classon relating to his service as Interim President and Chief Executive Officer permit use of Hillenbrand's aircraft by Mr. Classon and, on limited occasions approved in advance by the Chairman of the Board, Mr. Classon's family, for travel between Hillenbrand's Batesville, Indiana headquarters and his permanent residence and by Mr. Classon for travel relating to Mr. Classon's business activities not related to the Company, such as travel to meetings of other boards of directors on which Mr. Classon serves. For the fiscal year ended September 30, 2005, Hillenbrand will report taxable income to Mr. Classon of $33,943 related to this use of Hillenbrand aircraft. Accordingly, the Compensation Committee approved gross-up payments to Mr. Classon of $12,729 for fiscal 2005. Hillenbrand expects that similar gross-up payments will be made to Mr. Classon for fiscal 2006 relating to his use of Hillenbrand aircraft during his continued service as Interim President and Chief Executive Officer.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hillenbrand Industries, Inc.

December 5, 2005	By:	Gregory N. Miller

Name: Gregory N. Miller
Title: Senior Vice President and Chief Financial Officer

Hillenbrand Industries, Inc.

December 5, 2005	By:	Richard G. Keller

Name: Richard G. Keller
Title: Vice President - Controller and Chief Accounting Officer